Exhibit (m)(2)(i)


                                  SCHEDULE A-11

                         EATON VANCE MUTUAL FUNDS TRUST
                              CLASS A SERVICE PLAN
                           Effective: August 13, 2001

                         Name of Fund Adopting this Plan
                         --------------------------------
                        Eaton Vance Equity Research Fund